                                                                    Exhibit 25.6

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                   ----------

                         Bank One, National Association
               (Exact name of trustee as specified in its charter)

A National Banking Association                           36-0899825
                                                         (I.R.S. employer
                                                         identification number)

1 Bank One Plaza, Chicago, Illinois                      60670-0126
(Address of principal executive offices)                 (Zip Code)

                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0126
                          Chicago, Illinois 60670-0126
         Attn: John R. Prendiville, First Vice President (312) 732-1830
            (Name, address and telephone number of agent for service)

                                   ----------

                                 BNY Capital VII
               (Exact name of obligor as specified in its charter)

Delaware                                                 13-7103738
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification number)

c/o The Bank of New York Company, Inc.
One Wall Street
New York, New York                                       10286
(Address of principal executive offices)                 (Zip Code)

                              Preferred Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the
        -------------------
        trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the
        -----------------------------
        trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this
         ----------------
         Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 8th day of May, 2002.

                            Bank One, National Association,
                            Trustee


                            By  /s/ John R. Prendiville
                                -----------------------
                                John R. Prendiville
                                First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                     May 8, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

          In connection with the qualification of an indenture between BNY Capital VII and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                            Very truly yours,

                            Bank One, National Association


                            By  /s/ John R. Prendiville
                                -----------------------
                                John R. Prendiville
                                First Vice President

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                                    EXHIBIT 7

Legal Title of Bank:  Bank One, NA                 Call Date: 03/31/01   ST-BK: 17-1630    FFIEC 031
Address:              1 Bank One Plaza, Ste 0303                                Page RC-1
City, State  Zip:     Chicago, IL 60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                  Dollar Amounts in thousands

                                                                    Dollar Amounts in thousands   RCFD   BIL MIL THOU
                                                                                                  --------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) .................................    0081     12,684,893    1.a
    b. Interest-bearing balances(2) ..........................................................    0071        953,557    1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .............................    1754              0    2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ..........................    1773     35,870,041    2.b
3.  Federal funds sold and securities purchased under agreements to resell ...................    1350     20,257,107    3.
4.  Loans and lease financing receivables (from Schedule RE-C):
    a. Loans and leases held for sale ........................................................    2122        473,360    4.a
    b. Loans and leases, net of unearned income ..............................................    3123     83,166,314    4.b
    c. LESS: Allowance for loan and lease losses .............................................    3128      2,209,028    4.c
    d. Loans and leases, net of unearned income and allowance, ...............................    2125     80,957,286    4.d
5.  Trading assets (from Schedule RD-D) ......................................................    3545      3,543,926    5.
6.  Premises and fixed assets (including capitalized leases) .................................    2145        880,464    6.
7.  Other real estate owned (from Schedule RC-M)..............................................    2150         26,445    7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)..    2130        266,554    8.
9.  Customers' liability to this bank on acceptances outstanding .............................    2155        208,471    9.
10. Intangible assets:
    a. Goodwill ..............................................................................    3163        448,690    10.a
    b. Other intangible assets (from Schedule RC-M) ..........................................    0426          3,627    10.b
11. Other assets (from Schedule RC-F) ........................................................    2160      4,448,151    11.
12. Total assets (sum of items 1 through 11) .................................................    2170    161,022,572    12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bank One, NA                 Call Date: 12/31/01   ST-BK: 17-1630    FFIEC 031
Address:              1 Bank One Plaza, Ste 0303                                Page RC-2
City, State Zip:      Chicago, IL 60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Schedule RC-Continued

                                                                                                  Dollar Amounts in Thousands
                                                                                                  ----------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                      RCON
                                                                                                  ----
       from Schedule RC-E, part 1) ...........................................................    2200     81,019,724    13.a
       (1) Noninterest-bearing(1) ............................................................    6631     34,308,625    13.a1
       (2) Interest-bearing ..................................................................    6636     46,711,099    13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                                   RCFN
                                                                                                  ----
       IBFs (from Schedule RC-E, part II) ....................................................    2200     26,357,544    13.b
       (1) Noninterest bearing ...............................................................    6631        640,616    13.b1
       (2) Interest-bearing ..................................................................    6636     25,716,928    13.b2

14. Federal funds purchased and securities sold under agreements                                  RCFD
                                                                                                  ----
    to repurchase:                                                                                2800      8,206,199    14
15. Trading Liabilities(from Schedule RC-D) ..................................................    3548      3,131,652    15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M):                                                     3190     21,671,080    16
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..................................    2920        208,471    18.
19. Subordinated notes and debentures ........................................................    3200      4,000,516    19.
20. Other liabilities (from Schedule RC-G) ...................................................    2930      5,386,964    20.
21. Total liabilities (sum of items 13 through 20) ...........................................    2948    149,982,150    21.
22. Minority interest in consolidated subsidiaries ...........................................    3000         50,200    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ............................................    3838              0    23.
24. Common stock .............................................................................    3230        200,856    24.
25. Surplus (exclude all surplus related to preferred stock) .................................    3839      6,661,081    25.
26. a. Retained earnings .....................................................................    3632      4,134,252    26.a
    b. Accumulated other comprehensive income (3) ............................................    B530         (5,969)   26.b
27. Other equity capital components (4) ......................................................    A130              0    27.
28. Total equity capital (sum of items 23 through 27) ........................................    3210     10,990,222    28.
29. Total liabilities,  minority interest and equity capital (sum of items 21, 22, and 28) ...    3300    161,022,572    29.

Memorandum
To be reported only with the March Report of Condition.

                                                                                   ----------------------
                                                                                   RCFD       Number
                                                                                   ----------------------
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
    the bank by independent external auditors as of any date during 2000........   6724   N/A   N/A   M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors may be required by state chartering authority
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.